Exhibit 99.5


                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

         The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 reflects the historical accounts of the Company for that period, adjusted giving effect to the acquisitions of Lake Norman Dodge, Inc. and Affiliated Companies, Ken Marks Ford, Inc., Dyer & Dyer, Inc. and the Bowers Dealerships and Affiliated Companies in 1997 (the "1997 Acquisitions"), the acquisitions of Clearwater Dealerships and Affiliated Companies effective January 1, 1998 (the "Clearwater Acquisition" and, together with the 1997 Acquisitions, the "Completed Acquisitions"), and the Hatfield Acquisition (collectively, the "Acquisitions"), as if such acquisitions had occurred on the first day of the period presented. The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 1998 reflects the historical accounts of the Company for that period, adjusted to give effect to the Hatfield Acquisition, as if such acquisition had occurred on the first day of the period presented. The following unaudited pro forma consolidated balance sheet as of March 31, 1998 reflects the historical accounts of the Company as of that date as adjusted to give effect to the Hatfield Acquisition as if such acquisition had occurred on March 31, 1998.

         The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the Consolidated Financial Statements and related notes of the Company as included in its Annual Report on Form 10-K dated March 31, 1998 and its Quarterly Report on Form 10-Q dated May 14, 1998, the financial statements and related notes of the Bowers Dealerships and Affiliated Companies, Lake Norman Dodge, Inc. and Affiliated Companies, Ken Marks Ford, Inc. and Dyer and Dyer, Inc. as included in the Company's Prospectus dated November 10, 1997, as well as the financial statements and related notes of the Hatfield Automotive Group as included herein by exhibit 99.3 and as incorporated by reference to exhibit 99.2 to the Company's Form 8-K dated July 9, 1998. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma consolidated financial data are provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the transactions described above been consummated on the dates assumed, and are not intended to project the Company's financial condition on any future date or its results of operations for any future period.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (in thousands except per share data)



                                                                                      Completed Acquisitions
                                                                   -----------------------------------------------------------------

                                                                                                      Pro-Forma
                                                                                                     Adjustments        Pro-Forma
                                                                          1997                         for the           for the
                                                                      Acquisitions    Clearwater     Completed           Completed
                                                      Actual (a)          (b)        Acquisition   Acquisitions        Acquisitions
                                                -----------------  ------------------------------------------------- ---------------

Revenues:
     Vehicle sales                                     $ 467,858      $ 364,756       $ 108,812    $      -              $ 941,426
     Parts, service, and collision repair                 57,537         42,164          10,500                            110,201
     Finance and insurance                                10,606          7,723           2,587         346  (c)            21,262
                                                -----------------  -----------------------------------------         --------------
          Total Revenues                                 536,001        414,643         121,899         346              1,072,889
Cost of Sales                                            471,253        360,794         105,786        (371) (d)           937,462
                                                -----------------  -----------------------------------------         ---------------
Gross Profit                                              64,748         53,849          16,113         717                135,427
Selling, general & administrative expenses                48,520         41,909          12,226      (4,093) (e)            99,745
                                                                                                      1,183  (f)
Management bonus                                                                                                                 -
Depreciation and amortization                              1,322            914             390        (179) (f)             3,725
                                                                                                       (303) (g)
                                                                                                      1,581  (h)
                                                -----------------  -----------------------------------------         --------------
Operating income                                          14,906         11,026           3,497       2,528                 31,957
Interest expense, floorplan                                8,007          4,722             779      (1,864) (i)            11,644

Interest expense, other                                    1,199            234             721        (690) (f)             5,394
                                                                                                      3,949  (j)
                                                                                                        267  (k)
                                                                                                       (286) (l)
Other income                                                 298            180             194                                672
                                                -----------------  -----------------------------------------         --------------
Income (loss) before income
     taxes and minority interest                           5,998          6,250           2,191       1,152                 15,591
Provision for income taxes                                 2,249            178               -         627  (m)             5,979
                                                                                                      2,925  (n)
                                                -----------------  -----------------------------------------         --------------
Income (loss) before minority interest                     3,749          6,072           2,191      (2,400)                 9,612
Minority interest in
     earnings of subsidiary                                   47              -               -                                 47
                                                -----------------  -----------------------------------------         --------------
Net Income (Loss)                                      $   3,702      $   6,072       $   2,191    $ (2,400)             $   9,565
                                                =================  =========================================         ==============

Basic net income per share                             $    0.53
                                                =================
Weighted average shares outstanding                        6,949
                                                =================

Diluted net income per share  (o)                      $    0.53
                                                =================
Weighted average shares outstanding  (o)                   6,949
                                                =================









                                                                Hatfield Acquisition
                                                  --------------------------------------------

                                                                           Pro-Forma
                                                                          Adjustments
                                                                            for the            Pro-Forma
                                                      Hatfield            Hatfield             for the
                                                     Dealerships         Acquisition        Acquisitions
                                                  ----------------------------------------  ---------------

Revenues:
     Vehicle sales                                    $ 251,981             $     -          $ 1,193,407
     Parts, service, and collision repair                16,400                                  126,601
     Finance and insurance                                6,899                                   28,161
                                                  ------------------------------------      ---------------
          Total Revenues                                275,280                   -            1,348,169
Cost of Sales                                           243,370                                1,180,832
                                                  ------------------------------------      ---------------
Gross Profit                                             31,910                   -              167,337
Selling, general & administrative expenses               21,153                 104  (e)         121,002

Management bonus                                          7,121              (7,121) (e)               -
Depreciation and amortization                               221                                    4,865
                                                                                (25) (g)
                                                                                944  (h)
                                                  -------------------------------------     ---------------
Operating income                                          3,415               6,098               41,470
Interest expense, floorplan                               3,663                (414) (i)          15,523
                                                                                630  (j)
Interest expense, other                                       -                                    7,625

                                                                              2,231  (j)

Other income                                                224                                      896
                                                 ---------------------------------------    ---------------
Income (loss) before income
     taxes and minority interest                            (24)              3,651               19,218
Provision for income taxes                                    -               1,583  (m)           7,552
                                                                                (10) (n)
                                                 ---------------------------------------    ---------------
Income (loss) before minority interest                      (24)              2,078               11,666
Minority interest in
     earnings of subsidiary                                   -                                       47
                                                 ---------------------------------------    ---------------
Net Income (Loss)                                     $     (24)            $ 2,078          $    11,619
                                                 =======================================    ===============

Basic net income per share                                                                   $      1.03
                                                                                             ==============
Weighted average shares outstanding                                                               11,250
                                                                                             ==============

Diluted net income per share  (o)                                                            $      0.91
                                                                                             ==============
Weighted average shares outstanding  (o)                                                          12,749
                                                                                             ==============





 (See accompanying notes to Unaudited Pro Forma Consolidated Statements of Operations)


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1998
                      (in thousands except per share data)



                                                                                                Pro Forma            Pro Forma
                                                                                Hatfield     Adjustments for          for the
                                                             Actual (a)        Dealerships   the Acquisition      the Acquisition
                                                          ----------------  ----------------------------------   ----------------
Revenues:
     Vehicle sales                                          $ 228,569          $ 57,661      $       -               $ 286,230
     Parts, service, and collision repair                      28,965             4,255              -                  33,220
     Finance and insurance                                      6,247             1,747              -                   7,994
                                                          ------------    --------------------------------       ----------------
          Total Revenues                                      263,781            63,663              -                 327,444
Cost of Sales                                                 228,600            56,297              -                 284,897
                                                          ------------    --------------------------------       ----------------
Gross Profit                                                   35,181             7,366              -                  42,547
Selling, general & administrative expenses                     26,640             5,053             20  (e)             31,713
Management bonus                                                    -             1,700         (1,700) (e)                  -
Depreciation and amortization                                     815                67             (6) (g)              1,112
                                                                                                   236  (h)

                                                          ------------    --------------------------------       ----------------
Operating income                                                7,726               546          1,450                   9,722
Interest expense, floorplan                                     3,235               556            (59) (i)              3,889
                                                                                                   157  (j)
Interest expense, other                                         1,061                 -            593  (j)              1,654
Other income                                                       44                41                                     85
                                                          ------------    --------------------------------       ----------------
Income before income taxes and minority interest                3,474                31            759                   4,264
Provision for income taxes                                      1,338                 -            335  (m)              1,699
                                                                                                    13  (n)
                                                          ------------    --------------------------------       ----------------
Income before minority interest                                 2,136                31            411                   2,578
Minority interest in earnings of subsidiary                         -                 -              -                       -
                                                          ------------    --------------------------------       ----------------
Net Income                                                    $ 2,136          $     31      $     411               $   2,578
                                                          ============    ================================       ================


Basic net income per share                                    $  0.19                                                $    0.23
                                                          ============                                           ===============
Weighted average shares outstanding                            11,250                                                   11,250
                                                          ============                                           ===============


Diluted net income per share  (o)                             $  0.19                                          $    0.20
                                                          ============                                           ===============
Weighted average shares outstanding  (o)                       11,374                                                12,843
                                                          ============                                           ===============



 (See accompanying notes to Unaudited Pro Forma Consolidated Statements of Operations)


            NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      DECEMBER 31, 1997 AND MARCH 31, 1998

(a) The actual consolidated statement of operations data for the Company for the year ended December 31, 1997 includes the results of operations of the following dealerships and dealership groups acquired during the year ended December 31, 1997 from their respective dates of acquisition:

         DEALERSHIP ACQUIRED                        DATE OF
                                                   ACQUISITION
---------------------------------------    ----------------------------
Fort Mill Chrysler-Plymouth-Dodge          June 3, 1997
Lake Norman Dealerships                    September 1, 1997
Ken Marks Ford                             October 1, 1997
Williams Motors                            October 10, 1997
Dyer Volvo                                 November 1, 1997
Bowers Dealerships                         November 1, 1997

     The actual consolidated statement of operations data for the Company for the three months ended March 31, 1998 includes the results of operations of the Clearwater Dealerships and Affiliated Companies from January 1, 1998, the date of the Clearwater Acquisition.

(b) Reflects the results of operations of the 1997 Acquisitions for the period from January 1, 1997 to their respective dates of acquisition. Pro forma adjustments have not been presented to include the results of (i) Fort Mill Chrysler-Plymouth-Dodge for the period from January 1, 1997 to June 3, 1997, the date of the acquisition or (ii) Williams Motors for the period from January 1, 1997 to October 10, 1997, the date of acquisition, because management believes such results are not material.

(c) Reflects finance and insurance revenues generated by the 1997 Acquisitions and the Clearwater Acquisition in the amounts of $252,000 and $94,000, respectively, for the year ended December 31, 1997 that were paid directly to the dealership owners or wholly-owned management companies and excluded from revenue in the historical financial statements of the acquired dealerships.

(d) Adjustment reflects the conversion from the LIFO Method of inventory accounting to the FIFO Method of inventory accounting for the 1997 Acquisitions in the amount of $371,000 for the year ended December 31, 1997 to conform to the Company's method of accounting for vehicle inventories.

(e) Reflects the net decrease in selling, general, and administrative expenses related to the net reduction in salaries, bonuses, and fringe benefits and related expenses of owners and officers of the acquired dealerships who have become or will become employees, consistent with reduced salaries pursuant to employment agreements with the Company, or whose positions have been or will be eliminated as part of the acquisitions.

(f) Reflects the increase in rent expense related to lease agreements entered into with the sellers of certain dealerships acquired in the 1997 Acquisitions and the Clearwater Acquisition for such dealerships' real property that were not acquired by the Company, and the decreases in depreciation expense and interest expense related to mortgage indebtedness encumbering such property of approximately $1.8 million bearing interest at 9% and $5.9 million bearing interest at rates from 9% to 9.5% associated with the 1997 Acquisitions and the Clearwater Acquisition, respectively.

(g) Reflects the elimination of amortization expense related to goodwill that arose in previous acquisitions in certain of the acquired dealerships from the date of the acquisitions.

(h) Reflects the amortization over an assumed useful life of 40 years of intangible assets, consisting primarily of goodwill, resulting from the Acquisitions which were assumed to occur on January 1, 1997. In accordance with the purchase agreement associated with the Clearwater Acquisition, the Company will be required to make an additional payment, not to exceed $1.8 million, equal to 50% of the combined 1998 pre-tax earnings of the entities acquired. Amount includes amortization of the additional goodwill associated with this contingent purchase price, which has been estimated at approximately $1.7 million based on the estimated 1998 pre-tax earnings of the entities acquired. The amount of the contingent purchase price, and the corresponding goodwill, may actually be different from the amounts estimated here depending on the actual combined 1998 pre-tax earnings of the entities acquired.

(i) Reflects the net decrease in interest expense, floor plan, resulting from the refinancing of the notes payable, floor plan arrangements of the Company and the dealerships being acquired, under a standardized floor plan credit facility with Ford Motor Credit which requires placement of acquired dealerships floor plan financing with Ford Motor Credit (the "Floor Plan Facility") as if such refinancing had occurred at the beginning of the period presented. The average interest rate under the Floor Plan Facility is approximately 7.6% compared to historical interest rates ranging from 8.1% to 9.5%.


(j) Reflects the increase in interest expense associated with borrowings made under the Company's revolving credit facility with Ford Motor Credit bearing interest at 8.5% of $33.4 million, $11.4 million and $26.2 million used to finance the 1997 Acquisitions, the Clearwater Acquisition and the Hatfield Acquisition, respectively, and borrowings made under the Company's Floor Plan Facility bearing interest at 7.6% of approximately $8.3 million used to finance the Hatfield Acquisition. Amount includes estimated additional borrowings to be made under the Company's revolving facility of approximately $1.7 million used to finance the estimated contingent purchase price associated with the Clearwater Acquisition (see note (h)).

(k) In connection with the acquisition of the Bowers Dealerships, the Company issued a promissory note to the former owner in the amount of $4.0 million bearing interest at NationsBank's prime rate less 0.5%. This adjustment reflects an increase in interest expense related to the promissory note assuming a prime rate of 8.5% as if the note was issued at the beginning of the period presented.

(l) Reflects the decrease in interest expense related to debt, other than mortgage indebtedness, associated with the 1997 Acquisitions and the Clearwater Acquisition of approximately $1.6 million bearing interest at 8.5% and $1.8 million bearing interest at rates ranging from 9% to 10%, respectively, which has not been assumed.

(m) Reflects the net increase in provision for income taxes resulting from pro forma adjustments above, computed using a combined statutory income tax rate of approximately 39%.

(n) Certain of the acquired dealerships were not subject to federal and state income taxes because they were either S corporations, partnerships, or limited liability companies during the period indicated. Upon completion of these acquisitions, these dealerships will be subject to federal and state income tax as C corporations. This adjustment reflects the resulting increase in the federal and state income tax provision as if these entities had been taxable at the combined statutory income tax rate of approximately 39%.

(o) Pro forma diluted net income per share and weighted average shares outstanding includes the dilutive effect of the issuance of 3,960 and 14,025 shares of the Company's Class A Preferred Stock in connection with the Clearwater Acquisition and the Hatfield Acquisitions, respectively, and warrants to purchase 44,391 shares of the Company's Class A Common Stock in connection with the consummation of the 1997 Acquisitions.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (in thousands)


                                                                          Pro Forma
                                                                       Adjustments for        Pro Forma
                                                     Hattfield         the Hattfield           for the
                                           Actual    Dealerships        Acquisition         the Acquisition
                                           ------    -----------       ------------         ---------------

Assets
Current Assets:                        $   23,391      $ 14,990          $   -     (a)(b)   $      26,074

  Marketable equity securities                247                           12,307 (c)
  Receivables                              22,128         3,360                                    25,488
  Inventories                             150,819        34,395                                   185,214
  Deferred income taxes                       405                                                     405
  Due from affiliates                       1,014                                                   1,014
  Other current assets                      1,969         6,610                                     8,579
                                       ----------      ---------         ----------         -------------
      Total current assets                199,973        59,355            (12,307)               247,021
Property and equipment, net                19,973         1,003                                    20,799
Goodwill, net                              86,072           977             39,406 (a)            125,478
                                                                              (977)(d)                651
                                       ----------      ---------         ----------         -------------
      Total assets                     $  306,492      $ 61,335          $  26,122          $     393,949
                                       ==========      =========         ==========         ==============

Liabilities and Stockholder's Equity
Current Liabilities:
  Note payable-floor plan              $ 128,152       $ 33,456          $   8,283 (b)      $     169,891
  Trade accounts payable                   7,554          2,660                                    10,214
  Accrued interest                         1,445                                                    1,445
  Other accrued liabilities               12,893          1,132                                    14,025
  Payable to affiliates                      445          7,196             (7,196)(c)                445
  Current maturities of long-term debt       584                                                      584
                                       ----------      ---------         ----------         -------------
       Total current liabilities         151,073         44,444              1,087                196,604
Long-term debt                            49,982                            27,901 (b)             77,883
Payable to the Company's Chairman          5,500                                                    5,500
Payable to affiliates                      4,192         10,569            (10,569)(c)              4,192
Deferred income taxes                      1,079                                                    1,079
Income tax payable                         4,822                                                    4,822
Stockholders' equity
  Common stock of combined companies                      2,825             (2,825)(a)
  Preferred Stock                          3,366                            14,025 (a)             17,391
  Class A Common Stock                        50                                                       50
  Class B Common Stock                        63                                                       63
  Paid-in-capital                         68,045          1,744            (1,744)(a)              68,045
  Retained earnings                       18,322          1,753            (6,234)(a)              18,322
                                                                            5,458 (c)
                                                                             (977)(d)
Unrealized loss on marketable
      equity securities                       (2)                              -                         (2)
                                       ----------      ---------         ----------         -------------
      Total stockholders' equity          89,844          6,322             7,703                 103,869
                                       ----------      ---------         ----------         -------------
Total liabilities and
      stockholders equity              $ 306,492       $ 61,335          $ 26,122                 393,949
                                       ==========      =========         ==========         =============




(See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet)

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998


(a) Reflects the preliminary allocation of the purchase price of the Hatfield Acquisition based on the estimated fair value of net assets acquired. Amount also reflects the allocation of the estimated contingent purchase price associated with the Clearwater Acquisition (see note (h) to the Notes to Unaudited Consolidated Statement of Operations). Because the carrying amount of the net assets acquired, which primarily consist of accounts receivable, inventory, equipment, and floor plan indebtedness, approximates their fair value, management believes the application of purchase accounting will not result in a significant adjustment to the carrying amount of those net assets. The amount of goodwill and the corresponding amortization actually recorded may ultimately be different from amounts estimated here, depending on the actual fair value of tangible net assets acquired, changes in the estimated fair value of the preferred stock issued as determined by an independent appraisal which has not yet been finalized, and the actual contingent purchase price associated with the Clearwater Acquisition. The estimated purchase price allocation consists of the following:



                                                    Hatfield          Clearwater
                                                   Dealerships        Acquisition            Total
                                                 ---------------     ------------       --------------
Estimated total consideration:
     Cash                                                $34,525           $1,659              $36,184
     Preferred Stock                                      14,025                                14,025
                                                 ----------------    ------------       --------------
          Total                                           48,550            1,659               50,209
Less:  Estimated fair value of tangible
     Net assets acquired                                  10,803                -               10,803
                                                 ----------------    ------------       --------------
Excess of purchase price over fair value
     Of  net tangible assets acquired                    $37,747           $1,659              $39,406
                                                 ================    ============       ==============


(b) Reflects borrowings made under the Company's Floor Plan Facility at 7.6% and the Company's revolving credit facility with Ford Motor Credit at 8.5% used to finance the Hatfield Acquisition.

(c) Reflects the elimination of certain assets and liabilities, other than goodwill, of the Hatfield Acquisition that will not be acquired.

(d) Reflects the elimination of goodwill that arose in previous acquisitions of the Hatfield dealerships.